Exhibit 5.1

June 23, 2015

NRG Yield, Inc.

211 Carnegie Center

Princeton, New Jersey 08540

RE: NRG Yield, Inc.

Ladies and Gentlemen:

We have acted as counsel to NRG Yield, Inc., a Delaware corporation (the “Company”), in connection with (i) the registration of certain securities of the Company on the Company’s Registration Statement on Form S-3 (File-No. 333-205140) (the “Registration Statement”), filed on June 22, 2015 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the offering (the “Offering”) by the Company of 24,520,000 shares of Class C common stock, par value $0.01 per share, of the Company (the “Class C Common Stock”).

The Class C Common Stock is to be sold by the Company pursuant to an Underwriting Agreement dated June 23, 2015 (the “Underwriting Agreement”) entered into by and between the Company and Goldman, Sachs & Co., as representative of the several underwriters named therein (collectively, the “Underwriters”), which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, to which this opinion is attached as Exhibit 5.1. Capitalized terms not otherwise defined herein shall have the meaning given in the Underwriting Agreement.

We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Second Amended and Restated Certificate of Incorporation of the Company; (ii) the Second Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus contained within the Registration Statement; (v) the Prospectus Supplement; (vi) the Underwriting Agreement; (vii) such other corporate records, agreements, documents and instruments; and (viii) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion

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that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Class C Common Stock to be issued and sold by the Company in the Offering has been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement and the Prospectus Supplement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP